SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934



    Filed by registrant  (X)

    Filed by a party other than the registrant   (   )

    Check the appropriate box:

    (  )    Preliminary proxy statement

    (  )    Definitive proxy statement

    (X)     Definitive additional materials

    (  )    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


   FIRST PALM BEACH BANCORP, INC./REPUBLIC SECURITY FINANCIAL CORPORATION
              (Name of Registrant as Specified In Its Charter)

                                    N/A
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    |X|   No fee required

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.    Title of each class of securities to which transaction applies:

    2.    Aggregate number of securities to which transaction applies:

    ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule of registration statement no.:

      (3)  Filing party:

      (4)  Date filed:


    Note:  Fee previously paid upon filing of preliminary proxy material.



                                         October 5, 1998




Dear First Palm Beach Bancorp, Inc. Stockholder:

Proxy material for the Special Meeting of Stockholders of First Palm Beach Bancorp, Inc. was sent to you recently. According to our records, your proxy for this meeting, which will be held on Tuesday October 27, 1998, has not yet been received.

REMEMBER - In order for First Palm Beach Bancorp, Inc. to be able to proceed with the planned merger with Republic Security Financial
Corporation, a majority of the outstanding shares of Common Stock must vote in favor of the merger proposal.

For the reasons set forth in the proxy statement dated September 28, 1998, your Board of Directors believes the proposal on the agenda is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal.

Regardless of the number of shares you may own, it is important that they be represented. We urge you to sign, date, and mail the enclosed proxy promptly. If you need any help in voting your shares or have any other questions, please call our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-207-2014.


                                    Sincerely,


                                    /s/ R. Randy Guemple
                                    --------------------------
                                    R. Randy Guemple
                                    Executive Vice President and Chief
                                    Operating Officer